UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 15, 2011
LEXARIA CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-52138	20-2000871
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

#950 – 1130 West Pender Street, Vancouver, British Columbia, Canada V6E 4A4

Registrant's telephone number, including area code: (604) 602-1675

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))
[   ]    Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities

On July 15, 2011, Lexaria Corp (the “Company”) accepted and received gross proceeds of US$23,750, for the exercise of 118,750 stock options at $0.20 each, into 118,750 common shares of the Company.

Proceeds of the exercise are intended to be used for general working capital. Chris Bunka, the Company’s CEO/Chairman, converted 100,000 stock options into 100,000 shares. Tom Ihrke the Company’s VP Business Development, converted 18,750 stock options into 18,750 shares.

The Company issued the units to one (1) non-US persons in an off-shore transaction pursuant to the exemption from registration provided for under Regulation S, promulgated under the United States Securities Act of 1933, as amended.

The Company issued the units to one (1) US persons pursuant to the exemption from registration provided for under Rule 506 of Regulation D, promulgated under the United States Securities Act 1933, as amended. Each of the subscribers represented that they were an “accredited investor” as such term is defined in Regulation D.

The securities referred to herein will not be and have not been registered under the United States Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Item 7.01 Regulation FD Disclosure.

A copy of the news release announcing exercise of the stock options is filed as exhibit 99.1 to this current report and is hereby incorporated by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release announcing exercise of stock options

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 15, 2011

Lexaria Corp.
(Signature)	By: “/s/ Chris Bunka”
Chris Bunka
President & CEO